Exhibit 99.1

Prentiss Properties Trust	FOR FURTHER INFORMATION:
3890 West Northwest Hwy., Suite 400	Thomas F. August
Dallas, TX 75220	President & Chief Executive Officer
www.prentissproperties.com	(214) 654-0886
NYSE: PP
October 18, 2005
PRENTISS PROPERTIES REPORTS RESULTS OF OPERATIONS FOR THIRD
QUARTER 2005
Dallas, October 18, 2005 — Prentiss Properties Trust (NYSE: PP), a real estate investment trust (REIT) which focuses on office property ownership and development in select markets, today announced results for the third quarter of 2005. The following summarizes the results for the quarter ended September 30, 2005:
•	On October 3, 2005 Prentiss Properties Trust and Brandywine Realty Trust announced a definitive plan of Merger. As part of the transaction Prudential Real Estate Investors will purchase approximately $753 million of the Prentiss portfolio while Brandywine will acquire all the other Prentiss assets through a combined offer of cash and Brandywine stock.

•	For the third quarter 2005, the Company reported net income of $64.8 million, or $1.32 per common share (diluted), compared to net income of $12.6 million, or $0.23 per common share (diluted) for the third quarter of 2004. Net income for the third quarter 2005 includes a $65.8 million gain on sale related to 123 North Wacker and a $10.3 million impairment loss related to the Company’s Corporetum asset.

•	For the third quarter 2005, FFO totaled $26.2 million compared to FFO of $38.6 million for the third quarter of 2004. Adjusted FFO, which excludes a $10.3 million impairment loss for the third quarter 2005, totaled $36.5 million or $0.72 per common share (diluted) compared to $38.6 million, or $0.77 per common share (diluted) for the third quarter of 2004.

•	General and Administrative expenses for the quarter ended September 30, 2005 include additional expenses related to the merger of approximately $1.3 million or 2.6 cents of FFO.

•	As of September 30, 2005 the Company’s overall portfolio was 89.7 percent leased versus 89.5 percent at the end of the second quarter of 2005 and 88.9 percent at the end of the third quarter of 2004. As of September 30, 2005 the Company’s office portfolio was 89.7 percent leased versus 89.1 percent at the end of the second quarter of 2005 and 88.3 percent at the end of the third quarter of 2004.

•	On July 26, 2005 the Company entered into a new line of credit agreement with its lenders and lead bank JP Morgan Chase Bank. The new agreement provides the Company with increased flexibility under the various covenants and reduced pricing of 20 to 30 basis points across the pricing grid. The Company also amended its unsecured term loans with Commerzbank and Eurohypo to substantially match the changes achieved under the new line of credit.

•	On August 12, 2005 the Company, purchased Concord Airport Plaza for a gross purchase

Prentiss Properties Trust 3rd Quarter 2005 Earnings Release October 18, 2005

price of $69.5 million. This project consists of 350,000 square feet of class A office space which is approximately 98% leased and is located in Concord, California. As part of this purchase transaction the Company assumed an existing mortgage on the property of approximately $39.5 million.

•	On September 28, 2005 the Company closed the sale of 123 North Wacker. The Company recorded a gain this quarter from the sale of $65.8 million

•	On October 7, 2005 the Company defeased its $180 million PPREFI loan and its $24 million Corporetum loan. These loans were defeased in order to free up various assets for sale.

•	On October 7, 2005, the Company paid a dividend of $0.56 per share for the third quarter.

•	On October 14, 2005 the Company closed the sale of its Chicago Industrial assets. The Company expects to record a gain on sale of approximately $15 million from this sale in the fourth quarter of 2005.
Brandywine Realty Trust Merger
On October 3, 2005 Brandywine Realty Trust and Prentiss Properties Trust announced they had entered into a definitive plan of merger. As part of the transaction Prudential Real Estate will buy all of the Prentiss’ assets in Denver, Colorado and certain assets in Washington D.C. and California. Brandywine Realty Trust will manage and lease the assets to be acquired by Prudential with the exception of the Denver, Colorado assets.
Each holder of Prentiss Properties Trust shares will receive $21.50 per share in cash consideration plus a .69 fractional share of Brandywine Realty Trust shares for each Prentiss Properties Trust share owned. Mike Prentiss and Tom August will join Brandywine Realty Trust’s board of trustees.
The merger is expected to close during the fourth quarter of 2005 or first quarter of 2006. For more information regarding the merger you can look to the Company’s 8-K filing on October 4, 2005.
Chicago Asset Sale
The Company completed the sale of its 123 North Wacker project on September 28, 2005 for a sales price of $170.2 million. The Company acquired 123 North Wacker in late 1998 for approximately $89 million upon Aon Insurance’s impending vacancy of the project. Upon Aon’s move out, the project was 100% vacant and the Company released the project to a 98% occupancy level in about a 4 year period. The Company recorded a gain from the sale of $65.8 million.
The Company completed the sale of its Chicago Industrial portfolio on October 14, 2005 and expects to record a gain on this sale during the fourth quarter of 2005 of approximately $15 million. The Company expects to close the sale of its One Northwestern property located in Detroit, Michigan later this month and is continuing with the other Chicago property sales under its previously announced plan.

Prentiss Properties Trust 3rd Quarter 2005 Earnings Release October 18, 2005

Acquisitions and Development
Concord Airport Plaza
On August 12, 2005 the Company purchased Concord Airport Plaza for a gross purchase price of $69.5 million. The project is located in Concord, California and was developed in 1984 through 1985. The Company completed this purchase through a cash payment, the issuance of approximately 547,000 OP Units and the assumption of an existing $39.5 million mortgage. The mortgage on the property has a 7.2% interest rate and a seven year remaining term. Concord Airport Plaza is a 350,000 square foot office project consisting of two six story class A buildings on an 11 acre parcel. The project contains a 4 story structured parking facility along with other surface parking for a total 1,206 parking spaces. The buildings lobbies have brick flooring, 3 story atriums with glass ceilings and are surrounded in cherry wood. The property is conveniently located near major highways I-680, S-24 and S-242 and has easy access to public transportation, including BART. Wells Fargo occupies 94% of the project and the project is 98% leased overall.
1333 Broadway
On July 14, 2005 the Company acquired through Prentiss Office Investors (its consolidated joint venture with ABP) the 1333 Broadway office building located in the City Center submarket of the Oakland CBD for a purchase price of $39.4 million. The building is a 10-story, 238,394 square foot office building located adjacent to the City Center BART station. The building is currently 98% leased. Major tenants include Providian Bancorp, URS, Alameda County, Zions First National Bank, Gap and Citibank. As a part of the transaction the venture assumed a $25 million non-recourse mortgage with a 5.175% interest rate and a remaining five-year term.
Development Activity
During the second quarter of 2004, the Company began construction of High Bluff Ridge, a 158,000 net rentable square foot, Class A, office development in the northern San Diego suburb of Del Mar. The project is 70% pre-leased to Morrison & Foerster LLP, Bernstein Litowitz Berger & Grossman, LLP and Domain Associates, LLC. The Company has other leases under binding letters of intent which brings the project up to 79% leased and committed. The building’s shell, core and parking facility are currently complete while tenant finishes are in process and leases are expected to commence in the next few months
The Company is developing High Bluff Ridge through a joint venture with Southwind Construction, Inc. The Company is a 70% owner and the managing general partner.
Consolidated Financial Results
Third quarter 2005 revenues totaled $90 million compared to $79.2 million during the third quarter of 2004. For the third quarter 2005, the Company reported net income of $64.8 million, or $1.32 per common share (diluted) , compared to $12.6 million, or $0.23 per common share (diluted) , for the third quarter of 2004. FFO totaled $26.2 million, for the third quarter 2005, compared to $38.6 million, third quarter of 2004. Adjusted FFO totaled $36.5

Prentiss Properties Trust 3rd Quarter 2005 Earnings Release October 18, 2005

million, or $0.72 per common share (diluted) for the third quarter of 2005, compared to $38.6 million, or $0.77 per common share (diluted) for the third quarter of 2004. Operating results were positively impacted by increased occupancy and the acquisitions of Concord Plaza, Tyson’s Corner and 1333 Broadway. Operating results were negatively impacted by rental rate roll-downs, a decrease in termination fees, the expensing of costs related to the Brandywine merger, and increased depreciation and amortization expenses.
FFO is a widely recognized measure of REIT operating performance. FFO is a non-GAAP financial measure and, as defined by the National Association of Real Estate Investment Trusts, means net income, computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. We believe that FFO is helpful to investors and our management as a measure of our operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and, as a result, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, we believe that FFO provides useful information to the investment community about our financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operating performance of REITs. However, our FFO may not be comparable to FFO reported by other REITs that do not define FFO exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, FFO should be examined in conjunction with net income as presented in our consolidated financial statements. We believe that net income is the most directly comparable GAAP financial measure to FFO. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income or to cash flows as an indication of our performance or as a measure of liquidity or ability to make distributions. A reconciliation of net income, the most directly comparable GAAP measure, to FFO is attached as a schedule to this press release.
FFO does not reflect depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties. These are significant economic costs that could materially impact our results of operations.
Adjusted FFO is a non-GAAP financial measure that we define as FFO (defined above) excluding (adding back) impairment losses related to real estate and real estate related assets and debt losses related to real estate assets sold. We believe that our Adjusted FFO provides useful information to the investment community about our financial performance when compared to other REITs as it eliminates FFO differences caused by the timing and classification within the income statement of real estate and real estate debt related losses. However, our Adjusted FFO may not be comparable to FFO or Adjusted FFO reported by other REITs that do not define FFO or Adjusted FFO exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Adjusted FFO should be examined in conjunction with net income as presented in our consolidated financial

Prentiss Properties Trust 3rd Quarter 2005 Earnings Release October 18, 2005

statements and notes thereto. We believe that net income is the most directly comparable GAAP financial measure to Adjusted FFO. Adjusted FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.
Like FFO, our Adjusted FFO does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs that could materially impact our results of operations.
Portfolio Performance
The Company’s office portfolio was 89.7 percent leased at the end of the third quarter 2005 versus 89.1 percent at the end of the second quarter 2005 and 88.3 percent at the end of the third quarter of 2004. The Company’s industrial portfolio was 90.1 percent leased at the end of the third quarter 2005 versus 92.5 percent at the end of the second quarter 2005 and 92.8 percent at the end of the third quarter of 2004.
The Company’s overall portfolio was 89.7 percent leased at the end of the third quarter 2005 versus 89.5 percent at the end of the second quarter 2005 and 88.9 percent at the end of the third quarter of 2004.
During the quarter, the Company signed office property renewals and new leases totaling 672,000 square feet and industrial property new leases totaling 107,000 square feet, for a total of 779,000 square feet of signed leases.
During the quarter the Company renewed 79% of expiring office leases and 100% of its expiring (excludes an expiration of a temporary industrial storage lease) industrial leases.
Average straight-line net rents on new and renewed office leases were 5 percent below those on expiring office leases. Average straight-line net rents on new and renewed industrial leases were 10% higher than those on expiring industrial leases.
The Company’s largest lease executions during the quarter are as follows:
1)	IBM executed a 338,701 square foot, 10 year renewal at Broadmoor Austin in Austin, Texas. This lease is subject to approval by the lender which is expected soon.

2)	Intel Corporation executed a 123,031 square foot, 3 year, 3 month lease renewal at One Barton Skyway in Austin, Texas.

3)	Deerfield Capital Management, executed a new 69,184 square foot, 10 year, 5 month lease at One O’Hare Centre in Rosemont, Illinois.

4)	Shimadzu Medical Systems executed a 66,495 square foot, 2 year lease renewal at Pacific Gateway Center in Torrance, California.

5)	AON Service Corporation executed a 51,463 square foot, 5 year lease renewal at Cityplace Center in Dallas, Texas.

Prentiss Properties Trust 3rd Quarter 2005 Earnings Release October 18, 2005

6)	Enterprise Leasing executed a new 42,971 square foot, 10 year, 3 month lease at Research Office Center in Rockville, Maryland.

7)	Rigaku/MSC, Inc. — Robodesign International Inc., executed a new 24,823 square foot, 3 year lease at Pacific Corporate Center in Carlsbad, California.

8)	The Prescott Companies executed a new 18,031 square foot, 7 year lease at Campus Industrial in Carlsbad, California.

9)	Power-One, Inc., executed a new 15,109 square foot, 4 year lease at Pacific Corporate Center in Carlsbad, California.

10)	Dynamac Inc., executed a 14,322 square foot, 2 year, 1 month lease renewal at Research Office Center in Rockville, Maryland.

11)	Administrative Services Inc., executed a new 12,115 square foot, 10 year, 4 month lease at 7101 Wisconsin Avenue in Bethesda, Maryland.

12)	Wells Fargo executed an 11,355 square foot, 3 year lease renewal at 2101 Webster in Oakland, California.
Lease expirations for office properties for the remainder of 2005 and calendar 2006 total 249,000 square feet and 1,393,000 square feet, respectively, which equates to 2 percent and 8 percent of the Company’s net rentable office square feet during those years.
Capital Markets and Financing
As of September 30, 2005, the Company’s market value of equity was $2.07 billion. Total market capitalization at September 30, 2005 was $3.39 billion, compared to a total asset book value of $2.45 billion (including a pro-rata share of unconsolidated and consolidated joint venture assets). As of September 30, 2005, Debt to Total Market Capitalization (market value equity plus debt) stood at 39 percent compared to 42.9 percent as of June 30, 2005 and 38.9 percent as of September 30, 2004.
The Company’s debt balance at September 30, 2005, including its share of unconsolidated and consolidated joint venture debt, was $1.32 billion. Of this amount, $857.6 million was fixed rate, non-recourse, long-term mortgages and fixed rate, recourse debt. The remaining $467.1 million was floating rate debt, of which $330.9 million was hedged as of the end of the third quarter of 2005.
On August 12, 2005 the Company assumed a $39.5 million mortgage with Teachers Insurance and Annuity Association in connection with the Company’s purchase of Concord Airport Plaza. The mortgage has a maturity date of January 1, 2012 and an interest rate of 7.2%. In addition, the Company issued approximately 547,000 OP Units to the seller as part of the purchase.
On July 14, 2005 the Company closed on a $100.0 million refinancing of the Tyson’s Corner assets (1676 International Dr. and 8260 Greensboro Dr.) it purchased from Tyson’s International Partners. The Tyson’s Corner assets are two office buildings totaling 460,000 square feet in Tyson’s Corner, Virginia. This transaction locks in extremely favorable long term financing rates for the next 10 years on a non-recourse basis. The debt has an all in

Prentiss Properties Trust 3rd Quarter 2005 Earnings Release October 18, 2005

interest rate of 4.84% and is interest only for three years converting to amortizing (on a 30 year schedule) for the remaining seven years.
On July 14, 2005 the Company assumed a $25 million mortgage in connection with the purchase of the 1333 Broadway project. This project was purchased through the Company’s Prentiss Office Investors joint venture and therefore the Company’s pro rata portion of the debt is $12.7 million. The mortgage is with Lasalle National Bank and is serviced by Wells Fargo. The mortgage has a maturity date of June 1, 2010 and an interest rate of 5.175 percent.
Dividends, Capital Expenditures and Funds Available for Distribution (FAD)
The Company declared a $0.56 regular quarterly dividend on September 7, 2005 to owners (shares and units) of record as of September 30, 2005 and paid the dividend on October 7, 2005. The annualized dividend of $2.24 per share represented a yield of 5.6 percent based on the Monday, October 17, 2005 closing share price of $39.95. The FFO and FAD payout ratios for the quarter ended September 30, 2005 were 77.92 percent and 111.25 percent.
The Company spent $9.5 million in non-incremental capital expenditures during the quarter, of which $.6 million represented capital improvements and repairs to the properties and $8.9 million represented costs paid with respect to leasing and tenant improvements.
For office leases signed during the quarter, the Company’s average non-incremental leasing and tenant improvement costs per square foot were $21.68, or $2.69 per square foot per year. These costs were based on 666,000 square feet of non-incremental office leases signed during the quarter.
For industrial leases signed during the quarter, the Company’s average non-incremental leasing and tenant improvement were $1.67 per square foot per year. These costs were based on the 107,000 square feet of non-incremental industrial leases executed during the quarter.
Funds Available for Distribution (FAD) totaled approximately $25.5 million for the quarter ended September 30, 2005.
FAD is a non-GAAP financial measure that we define as Adjusted FFO (as defined above) less non-incremental capital expenditures, straight-line rent adjustments, rental income adjustments recognized in accordance with Statement of Financial Accounting Standards No. 141 (SFAS No. 141) and the amortization of financing costs. We believe that FAD is helpful to investors and our management as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing and investing activities, it provides investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs. Our FAD may not be comparable to FAD reported by other REITs that do not define FAD exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, FAD should be examined in conjunction with net income as presented in our consolidated financial statements and notes thereto.

Prentiss Properties Trust 3rd Quarter 2005 Earnings Release October 18, 2005

We believe that net income is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions. A reconciliation of net income, the most directly comparable GAAP measure, to FAD is attached as a schedule to this press release.
Additional Information
The Company will broadcast its third quarter 2005 earnings conference call on Wednesday, October 19, 2005. The conference call will begin at 10:00 AM CDT and will last for approximately one hour. Those interested in listening via the Internet can access the conference call at www.prentissproperties.com. Please go to the Company’s web site 15 minutes prior to the start of the call to register. It may be necessary to download audio software to hear the conference call. To do so, click on the Real Player icon and follow directions from there. Those interested in listening via the telephone can access the conference call at (303)-262-2131. A replay of the conference call will be available via phone through October 26, 2005 at (303) 590-3000, passcode #11039921 or via the Internet on the Company’s website. Additional information on Prentiss Properties Trust, including an archive of corporate press releases and conference calls, is available on the Company’s web site. The Company’s third quarter 2005 Supplemental Operating and Financial Data, which includes a reconciliation of GAAP to Non-GAAP financial measures, will be available on the Company’s web site at www.prentissproperties.com prior to the start of the conference call.
Additional Information about the Merger and Where to Find It
This press release does not constitute an offer of any securities for sale. In connection with the proposed transaction with Brandywine, Brandywine and Prentiss Properties will file a joint proxy statement/prospectus as part of a registration statement on Form S-4 and other documents regarding the proposed merger with the Securities and Exchange Commission. Investors and security holders are urged to read the join proxy statement/prospectus when it becomes available because it will contain important information about Brandywine and Prentiss Properties and the proposed merger. A definitive proxy statement/prospectus will be sent to shareholders of Brandywine and Prentiss Properties seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when available) and other documents filed by Brandywine and Prentiss Properties with the SEC at the SEC’s website at www.sec.gov. The definitive joint proxy statement/prospectus and other relevant documents may also be obtained, when available, free of cost by directing a request to Brandywine Realty Trust, 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Attention Investor Relations, (telephone 610-325-5600) or Prentiss Properties Trust, 3890 W. Northwest Highway, Suite 400, Dallas, Texas 75220, Attention: Investor Relations (telephone 214-654-0886). Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.

Prentiss Properties Trust 3rd Quarter 2005 Earnings Release October 18, 2005

Brandywine and Prentiss Properties and their respective trustees and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Brandywine and Prentiss Properties in connection with the merger. Information about Brandywine and its trustees and executive officers, and their ownership of Brandywine securities, is set forth in the proxy statement for Brandywine’s 2005 Annual Meeting of Shareholders, which was filed with the SEC on April 1, 2005. Information about Prentiss Properties and its trustees and executive officers, and their ownership of Prentiss Properties securities, is set forth in the proxy statement for the 2005 Annual Meeting of Shareholders of Prentiss Properties, which was filed with the SEC on April 5, 2005. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
About Prentiss Properties Trust
Prentiss Properties Trust is a self-administered and self-managed real estate investment trust (“REIT”). It owns interests in 133 operating properties with approximately 18 million square feet – 16.5 million of office properties and 1.5 million of industrial properties (excludes the Chicago Industrial assets which were sold on October 14, 2005). The Company also has a 158,000 square foot development project in construction at this time. The Company, through various management subsidiaries, manages approximately 25 million square feet of office and industrial properties owned by Prentiss, its affiliates and third parties.
With its headquarters in Dallas, Texas, Prentiss Properties focuses on the ownership of office properties in Metropolitan Washington D.C., Chicago, Dallas, Austin, Northern California and Southern California. It is a full service real estate company with in-house expertise in areas such as acquisitions, development, facilities management, property management and leasing.
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intent,” “predict,” “project” and similar expressions as they relate to Prentiss Properties Trust or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions including the risks discussed in our filings with the Securities and Exchange Commission. If one or more of these risks materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this press release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no current intention, and disclaim any obligation,

Prentiss Properties Trust 3rd Quarter 2005 Earnings Release October 18, 2005

to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
Financial Tables to Follow
For more information on Prentiss Properties Trust,
visit the Company’s website at www.prentissproperties.com

Prentiss Properties Trust
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
Assets
Operating real estate:
Land	$374,419	$369,160	$349,779	$341,321	$336,245
Buildings and improvements	1,900,306	1,915,883	1,827,141	1,789,043	1,731,346
Less: accumulated depreciation	(259,076)	(257,923)	(245,518)	(234,007)	(224,748)

	2,015,649	2,027,120	1,931,402	1,896,357	1,842,843

Construction in progress	38,871	34,955	28,963	23,417	18,085
Land held for development	63,786	61,948	59,084	59,014	58,871

Deferred charges and other assets, net	292,681	287,405	269,015	260,283	236,392
Notes receivable, net	—	1,000	1,500	1,500	5,440
Receivables, net	60,434	61,272	55,910	55,772	54,841
Cash and cash equivalents	8,813	10,570	10,785	8,586	6,956
Escrowed cash	45,743	8,830	7,151	9,584	9,579
Investments in securities and insurance contracts	5,208	5,014	5,110	3,279	2,928
Investments in unconsolidated joint ventures	7,139	6,842	14,648	12,943	12,906
Interest rate hedges	7,462	3,286	7,242	2,804	2,107

Total assets	$2,545,786	$2,508,242	$2,390,810	$2,333,539	$2,250,948

Liabilities and Shareholders’ Equity
Liabilities:
Mortgages and notes payable	$1,356,630	$1,393,100	$1,249,083	$1,191,911	$1,115,534
Interest rate hedges	385	1,254	1,222	3,850	6,775
Accounts payable and other liabilities	99,967	100,395	89,059	105,304	93,255
Distributions payable	28,476	28,224	28,192	28,103	28,072

Total liabilities	1,485,458	1,522,973	1,367,556	1,329,168	1,243,636

Minority interest in operating partnership	34,856	23,425	24,613	24,990	26,790

Minority interest in real estate partnerships	52,262	44,905	62,029	35,792	30,858

Commitments and contingencies

Shareholders’ equity:
Preferred shares $.01 par value, 20,000,000 shares authorized, 2,823,585 shares issued and outstanding	74,825	100,000	100,000	100,000	100,000
Common shares $.01 par value, 100,000,000 shares authorized, 49,562,335 and 48,268,845 (includes 3,294,951 and 3,286,957 in treasury) shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively	496	484	484	483	481
Additional paid-in capital	1,066,042	1,026,708	1,024,545	1,020,917	1,017,744
Common shares in treasury, at cost, 3,294,951 and 3,286,957 shares at September 30, 2005 and December 31, 2004, respectively	(83,468)	(82,379)	(82,376)	(82,694)	(82,505)
Unearned compensation	(4,910)	(5,700)	(6,491)	(3,386)	(3,827)
Accumulated other comprehensive income	7,710	2,599	6,595	(302)	(4,061)
Retained earnings/(distributions in excess of earnings)	(87,485)	(124,773)	(106,145)	(91,429)	(78,168)

Total shareholders’ equity	973,210	916,939	936,612	943,589	949,664

Total liabilities and shareholders’ equity	$2,545,786	$2,508,242	$2,390,810	$2,333,539	$2,250,948

Prentiss Properties Trust
Consolidated Statements of Income
(in thousands, except per share amounts)

	Nine Months Ended		Three Months Ended
	9/30/2005	9/30/2004	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
Revenues:
Rental income	$244,605	$219,244	$86,490	$79,894	$78,221	$76,888	$76,032
Service business and other income	10,054	9,590	3,530	3,494	3,030	4,274	3,215

	254,659	228,834	90,020	83,388	81,251	81,162	79,247

Operating expenses:
Property operating and maintenance	66,745	55,341	24,008	20,982	21,755	21,636	19,881
Real estate taxes	23,784	20,064	8,320	7,709	7,755	7,155	6,441
General and administrative and personnel cost	11,569	8,793	4,997	3,689	2,883	3,010	3,423
Expenses of service business	8,646	6,785	3,099	2,892	2,655	3,213	2,670
Depreciation and amortization	64,354	56,085	23,242	21,318	19,794	19,622	20,014

	175,098	147,068	63,666	56,590	54,842	54,636	52,429

Other expenses:
Interest expense	52,772	45,454	19,294	17,646	15,832	15,578	15,795
Amortization of deferred financing costs	1,916	1,779	657	556	703	551	646
Income from continuing operations before equity in income of unconsolidated joint ventures, loss on securities, impairment and minority interests	24,873	34,533	6,403	8,596	9,874	10,397	10,377
Equity in income of unconsolidated joint ventures	(148)	1,790	697	(1,543)	698	639	616
Loss on investment in securities	—	(420)	—	—	—	—	—
Loss from impairment of mortgage loan	(500)	—	—	(500)	—	(2,900)	—
Minority interests	(758)	(2,250)	(225)	(103)	(430)	(179)	(222)

Income from continuing operations	23,467	33,653	6,875	6,450	10,142	7,957	10,771

Discontinued operations:
Income from discontinued operations including impairment losses	(738)	10,860	(5,794)	2,435	2,621	2,715	3,661
Gain/(loss) from disposition of discontinued operations	65,773	8,364	65,756	2	15	3,593	(1,821)
Loss from debt defeasance related to sale of real estate	(68)	(5,316)	(68)	—	—	—	—
Minority interest related to discontinued operations	(2,100)	(438)	(1,956)	(69)	(75)	(187)	(57)

	62,867	13,470	57,938	2,368	2,561	6,121	1,783

Income before gain/(loss) on sale of land	86,334	47,123	64,813	8,818	12,703	14,078	12,554

Gain/(loss) on sale of land	—	1,222	—	—	—	—	—

Net income	86,334	48,345	64,813	8,818	12,703	14,078	12,554
Preferred dividends	(5,807)	(7,939)	(1,581)	(2,113)	(2,113)	(2,113)	(2,113)

Net income applicable to common shareholders	$80,527	$40,406	$63,232	$6,705	$10,590	$11,965	$10,441

Net income per common share — basic	$1.77	$0.91	$1.33	$0.15	$0.24	$0.27	$0.23

Weighted average number of common shares outstanding — basic	45,197	44,170	45,795	44,902	44,884	44,799	44,691

Net income per common share — diluted	$1.76	$0.91	$1.32	$0.15	$0.23	$0.27	$0.23

Weighted average number of common shares and common share equivalents outstanding — diluted	45,459	44,358	46,129	45,122	45,109	45,024	44,882

Calculation of FFO and FAD
For Common Shares and Common Share Equivalents
(000s, except per share data)

	Nine Months Ended		Three Months Ended
	9/30/2005	9/30/2004	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
Funds from Operations (FFO)

Net income	$86,334	$48,345	$64,813	$8,818	$12,703	$14,078	$12,554
Adjustments:
Real estate depreciation and amortization (1)	76,612	71,135	26,160	26,045	24,407	24,294	24,368
Minority interests (2)	2,639	1,367	2,132	195	312	366	333
Minority interest share of depreciation and amortization	(4,673)	(3,305)	(1,664)	(1,578)	(1,431)	(1,377)	(1,181)
Pro rata share of joint venture depreciation and amortization	1,881	2,229	531	603	747	756	749
Issue costs of preferred units redeemed	—	(1,600)	—	—	—	—	—
(Gain)/loss on sale of real estate	(65,773)	(9,586)	(65,756)	(2)	(15)	(3,593)	1,821
FFO applicable to common and common equivalents	$97,020	$108,585	$26,216	$34,081	$36,723	$34,524	$38,644
Debt prepayment fee, impairment loss and debt defeasance related to real estate	12,972	5,316	10,264	2,708	—	2,900	—
Adjusted FFO applicable to common and common equivalents	$109,992	$113,901	$36,480	$36,789	$36,723	$37,424	$38,644
Weighted average common shares, units and common shares equivalents (diluted)	50,382	49,572	50,703	50,218	50,214	50,174	50,086
Adjusted FFO per weighted average shares outstanding (diluted)	$2.18	$2.30	$0.72	$0.73	$0.73	$0.75	$0.77

Funds Available for Distribution (FAD)

Adjusted FFO	$109,992	$113,901	$36,480	$36,789	$36,723	$37,424	$38,644
Adjustments:
Straight-line rent adjustment	(5,555)	(6,909)	(1,608)	(1,726)	(2,221)	(2,053)	(2,199)
FAS 141 adjustment	(906)	(590)	(434)	(317)	(155)	(162)	(344)
Amortization of deferred financing fees	1,934	1,807	631	614	689	544	646
Capital expenditures	(32,213)	(27,771)	(9,520)	(12,214)	(10,479)	(14,987)	(10,077)

FAD	$73,252	$80,438	$25,549	$23,146	$24,557	$20,766	$26,670
Weighted average common shares, units and common shares equivalents (diluted)	50,382	49,572	50,703	50,218	50,214	50,174	50,086

Dividend per share	$1.680	$1.680	$0.560	$0.560	$0.560	$0.560	$0.560
Total dividend declared	$84,783	$83,831	$28,424	$28,196	$28,163	$28,096	$28,065

Payout ratio of Adjusted FFO	77.08%	73.60%	77.92%	76.64%	76.69%	75.07%	72.62%
Payout ratio of FAD	115.74%	104.22%	111.25%	121.82%	114.68%	135.30%	105.23%

(1) —	Excludes depreciation and amortization not related to real estate.

(2) —	Represents the minority interest attributable to holders of common partnership units. The units are included in the share count.